EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Peter Wirth and Günther Braun, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the Registration Statement and other documents in connection with the Registration Statement, with the Securities and Exchange Commission or any other regulatory authority, grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that each attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter Wirth	Chairman of the Board	March 16, 2009
Peter Wirth

/s/ Günther Braun	President, Chief Executive Officer, and Director	March 16, 2009
Günther Braun

/s/ Ingrid Mittelstaedt	Chief Financial Officer	March 16, 2009
Ingrid Mittelstaedt

/s/ Ralph Reins	Director	March 16, 2009
Ralph Reins

/s/ Gary Willis	Director	March 16, 2009
Gary Willis

/s/ Carl F. Baasel	Director	March 16, 2009
Carl F. Baasel

/s/ Daniel Smoke	Director	March 16, 2009
Daniel Smoke

/s/ Stephen Fantone	Director	March 16, 2009
Stephen Fantone